Exhibit 10.14

BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT (Agreement), dated as of November 24, 2010, by and between Covenant Group of China, a Nevada corporation ("Borrower"), and Sui Generis Capital Partners LLC ("Sui Generis").

W I T N E S S E T H:

WHEREAS, Borrower requires Sui Generis to make a loan to Borrower in the principal amount of $50,000 to finance its operating expenses for its business operations; and

WHEREAS, Sui Generis is willing to make such loan to Borrower on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

1.01.           Certain Definitions.  In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively:

"Agreement" shall mean this Bridge Loan Agreement as the same may be amended, modified or supplemented from time to time.

"Closing" shall mean the execution and delivery of the Loan Documents by Borrower and Sui Generis.

"Closing Date" shall mean the date of the Closing.

                      "Event of Default" shall mean any of the events of default described in Section 6.01.

"Loan" shall mean the $50,000 loan to be made by Sui Generis to Borrower pursuant to this Agreement.

"Loan Documents" shall mean, collectively, this Agreement, the Promissory Note, and any and all other documents delivered by or on behalf of Borrower in connection with the Loan, as the same may be amended, modified or supplemented from time to time.

"Note" or “Promissory Note” shall mean Borrower's $50,000 promissory note to Sui Generis dated the date hereof and attached hereto as Exhibit A to this Agreement, as said Note may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, and any replacement or successor note.

"Official Body" shall mean any government or political subdivision or any agency, authority, bureau, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"Potential Default" shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default.

1.02.           Construction of Agreement.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular.  References in this Agreement to "judgments" of Sui Generis include good faith estimates by Sui Generis (in the case of quantitative judgments) and good faith beliefs by Sui Generis (in the case of qualitative judgments).  The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect.  Section and subsection references are to this Agreement unless otherwise specified.

ARTICLE II
THE LOAN

2.01.           Agreement to Lend; Use of Proceeds.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Sui Generis agrees to make a $50,000 Loan to Borrower, such funds to be disbursed to Borrower of even date herewith. The proceeds of the Loan will be used to finance its operating expenses for its business operations.

2.02.           Note.  The obligation of Borrower to repay the principal of the Loan shall be evidenced by the Note.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Sui Generis that:

3.01.           Authority and Authorization.  Borrower has the power and authority to execute and deliver this Agreement, to make the borrowing provided for herein, to execute and deliver the Note in evidence of such borrowing, to execute and deliver the other Loan Documents to which Borrower is a party and to perform his or her obligations hereunder and under the Note and the other Loan Documents, and all such action has been duly and validly authorized.

3.02.           Execution and Binding Effect.  This Agreement, the Note and the other Loan Documents to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with the terms hereof and thereof, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

3.03.           Authorizations and Filings.   No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note or the other Loan Documents, consummation of the transactions herein or therein contemplated or performance of or compliance with the terms and conditions hereof or thereof.

3.04.           Absence of Conflicts.  Neither the execution and delivery of this Agreement, the Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any law, (b) conflict with or result in a breach of or a default under any agreement or instrument to which Borrower is a party or by which either of them or any of their properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Borrower.

3.05.           Financial Condition.  Neither Borrower has applied for or consented to the appointment of a receiver, trustee or liquidator of himself or herself or any of his or her property, admitted in writing his or her inability to pay his or her debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or her in any proceeding under any such law, and no action has been taken by Borrower for the purpose of effecting any of the foregoing.  No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or all or a substantial part of the assets of Borrower, or appointing a receiver, sequestrator, trustee or liquidator of him or her or any of his or her property.

3.06.           Defaults.  No Event of Default and no Potential Default has occurred and is continuing or exists.

3.07.           Litigation.  There is no pending or (to Borrower's knowledge) threatened proceeding by or before any Official Body against or affecting Borrower which if adversely decided would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on the ability of Borrower to perform his or her obligations under the Loan Documents.

3.08.           Power to Carry On Business.  Borrower has all requisite power and authority to own and operate his or her properties and to carry on his or her business as now conducted and as presently planned to be conducted.

ARTICLE IV
CONDITIONS OF LENDING

The obligation of Sui Generis to consummate the Closing and to make the Loan is subject to the satisfaction of the following conditions:

4.01.           Representations and Warranties.  The representations and warranties contained in Article III hereof and in the other Loan Documents shall be true on and as of the Closing Date.  No Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur and exist after the consummation of the Closing.

4.02.           Miscellaneous.  Borrower shall have furnished to Sui Generis such other instruments, documents and opinions as Sui Generis shall reasonably require to evidence and secure the Loan and to comply with this Agreement, the Promissory Note and the requirements of regulatory authorities to which Sui Generis is subject.

4.03.           Details, Proceedings and Documents.  All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Sui Generis and Sui Generis shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Sui Generis, as Sui Generis may from time to time request.

ARTICLE V
AFFIRMATIVE COVENANTS

Borrower covenants to Sui Generis as follows:

5.01.           Notices.  Promptly upon becoming aware thereof, Borrower shall give Sui Generis notice of:

(a)           any Event of Default or Potential Default, together with a written statement setting forth the details thereof, and the action being taken by Borrower to remedy the same; or

(b)           the commencement, existence or threat of any proceeding by or before any Official Body against or affecting Borrower which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on his or her ability to perform his or her obligations under the Loan Documents.

5.02.           Books and Records.  Borrower shall maintain and keep proper records and books of account in which full, true and correct entries shall be made of all his dealings and business affairs.

5.03.           Other Obligations.  Borrower shall maintain all obligations of Borrower in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by Borrower, in a current status.

ARTICLE VI
DEFAULTS

6.01.           Events of Default.  An Event of Default shall mean the occurrence or existence of one or more of the events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law) described below which continues and persists for thirty (30) days beyond the required date of notice of such Event of Default specified in Section 5.01:

(a)           failure to pay the loan principal of $50,000, in accordance with the terms of the Promissory Note; or

(b)           the commencement, existence or threat of any proceeding by or before any Official Body against or affecting Borrower which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on his or her ability to perform his or her obligations under the Loan Documents.

6.02.           Consequences of an Event of Default.

(a)           If an Event of Default specified in Section 6.01 shall occur and continue after the expiration of applicable notice and grace periods, if any, set forth therein, Sui Generis may, by notice to Borrower, declare the unpaid principal amount of the Note and all other amounts owing by Borrower hereunder or under the Note or the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

ARTICLE VII
MISCELLANEOUS

7.01.           Further Assurances.  From time to time upon the request of Sui Generis, Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Sui Generis may deem necessary or desirable to confirm this Agreement and the Note, to carry out the purpose and intent hereof and thereof or to enable Sui Generis to enforce any of its rights hereunder or thereunder.

7.02.           Amendments and Waivers. Sui Generis and Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement or the Note or any other Loan Document or changing the rights of Sui Generis or of Borrower hereunder or thereunder, and Sui Generis may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder or thereunder.  Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing.  In the case of any such waiver or consent relating to any provision hereof any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

7.03.           No Implied Waiver; Cumulative Remedies.  No course of dealing and no delay or failure of Sui Generis in exercising any right, power or privilege under any of the Loan Documents shall affect any other exercise thereof or exercise of any other right, power or privilege.  The rights and remedies of Sui Generis under this Agreement are cumulative and not exclusive of any rights or remedies which Sui Generis would otherwise have under the other Loan Documents, at law or in equity.

7.04.           Notices.  All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing or by facsimile unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by facsimile with confirmation in writing mailed first-class, in all cases with postage or charges prepaid, and any such properly given notice shall be effective when received.  All notices shall be sent to the applicable party addressed, if to Sui Generis at 514 Wilde Ave., Drexel Hill, Pennsylvania 19026, and, if to Borrower, at Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004, Attention: Mr. Justin D. Csik, or in accordance with the last unrevoked written direction from any party to the other party hereto.

7.05.           No Third Party Rights.  Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

7.06.           Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

7.07.           Governing Law.  This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

7.08.           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

7.09.           Heirs, Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Sui Generis, Borrower and their respective heirs, successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder without the prior written consent of Sui Generis.  Except to the extent otherwise required by the context of this Agreement, the word "Sui Generis" where used in this Agreement shall mean and include any holder of the Note originally issued to Sui Generis hereunder, and the holder of such Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

7.10.           Jurisdiction.  Borrower (a) agrees that Sui Generis may bring suit, action or other legal proceedings arising out of this Agreement or the Note in the courts of the Commonwealth of Pennsylvania or the courts of the United States for the appropriate District in Pennsylvania, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which Borrower may have to the laying of the venue of any such suit, action or proceeding in any of such courts.

7.11.           Number and Gender.  For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

SUI GENERIS CAPITAL PARTNERS LLC

By /s/ Robert Benedict_______________________
Name: Robert Benedict
Title:  Managing Member

COVENANT GROUP OF CHINA INC.

By /s/ Justin D. Csik_________________________
Name:  Justin D. Csik
Title:  CFO and General Counsel

EXHIBIT A
PROMISSORY NOTE

$50,000 Philadelphia, Pennsylvania
 November 24, 2010

FOR VALUE RECEIVED, the undersigned COVENANT GROUP OF CHINA INC., a Nevada corporation and its principal place of business at Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004 ("Maker"), hereby promises to pay to the order of SUI GENERIS CAPITAL PARTNERS LLC, a Delaware limited liability company and its principal place of business at 514 Wilde Ave., Drexel Hill, Pennsylvania 19026 ("Payee"), in immediately available funds at, or such other address as Payee hereof may designate from time to time, the principal sum of Fifty Thousand Dollars ($50,000), payable as set forth below. In addition, Payee will receive upon signing of this Note a warrant to purchase up to Six Thousand (6,000) shares of restricted common stock of Maker at a Two Dollar and Fifty Cent ($2.50) strike price, exercisable by Payee within two years of the date of this Note first set forth above.

The entire principal balance will be payable in full four (4) months from the date of this Note.

This Note may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.

If any payment of principal on this Note shall become due on a day which is a Saturday, Sunday or holiday, such payment shall be made on the next succeeding business day.

Maker hereby waives presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

No delay or omission on the part of Payee or any holder hereof in exercising its rights under this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Payee or any holder hereof, nor shall any waiver by Payee or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

Maker shall pay Payee on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Maker) taken to protect, enforce, determine or assert any right or remedy under this Note.

This Note shall bind Maker and the heirs and assigns of Maker, and the benefits hereof shall inure to the benefit of Payee and the heirs and assigns of Payee.  All references herein to "Maker" shall be deemed to apply to Maker and its heirs and assigns, and all references herein to "Payee" shall be deemed to apply to Payee and its heirs and assigns.

This Note and the rights and obligations of the parties hereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note as of the date and year first above written with the intention that this Note shall constitute a sealed instrument.

SUI GENERIS CAPITAL PARTNERS LLC

By /s/ Robert Benedict_______________________
Name: Robert Benedict
Title:  Managing Member

COVENANT GROUP OF CHINA INC.

By /s/ Justin D. Csik_________________________
Name:  Justin D. Csik
Title: CFO and General Counsel